Exhibit 10
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) is made as of the 14th day of February, 2006, by and among

BROWN SHOE COMPANY, INC., a corporation organized under the laws of the State of New York having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105, as Lead Borrower for the Borrowers, being said BROWN SHOE COMPANY, INC.,

SIDNEY RICH ASSOCIATES, INC., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN GROUP RETAIL, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN SHOE INTERNATIONAL CORP. (f/k/a Brown Shoe International, LLC), a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BUSTER BROWN & CO., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105; and

BENNETT FOOTWEAR GROUP LLC, a Delaware limited liability company having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation having a place of business at 1857 Rodgers Road, Perth, Ontario, Canada K7H 3E8, as a Loan Party but not as Borrower;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as Lead Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders and the Secured Parties, a national banking association, having an office c/o Fleet Retail Group, Inc., 40 Broad Street, Boston, Massachusetts 02109; and

LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent; and

WELLS FARGO FOOTHILL, LLC, as Documentation Agent

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the other Borrowers (other than Bennett Footwear Group LLC (“Bennett Footwear”)), Brown Canada, the Administrative Agent, the Collateral Agent, the Lenders, the Lead Issuing Bank, the Syndication Agent, and the Documentation Agent have entered into an Amended and Restated Credit Agreement dated as of July 21, 2004, as amended by a First Amendment thereto, dated as of March 14, 2005 (as amended so and as in effect, the “Credit Agreement”); and

WHEREAS, effective April 13, 2005, Brown Shoe International, LLC converted to a corporation and is now known as Brown Shoe International Corp.; and

WHEREAS, pursuant to a Joinder to Credit Agreement, dated as of April 22, 2005, among Bennett Footwear, Bennett Footwear Retail, LLC (“Bennett Retail”) and the Administrative Agent, Bennett Footwear and Bennett Retail became Borrowers under the Credit Agreement; and

WHEREAS, effective June 30, 2005, Bennett Retail merged with and into Brown Retail with Brown Retail as the surviving entity; and

WHEREAS, the Lead Borrower, the other Borrowers, Brown Canada, the Administrative Agent , the Collateral Agent, the Lenders, the Lead Issuing Bank, the Syndication Agent, and the Documentation Agent have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendment to Article 1. The provisions of Section 1.1 of the Credit Agreement are hereby amended as follows:

a.	The table in the definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

Level	Average Excess Availability	Prime Rate Loans	LIBO Loans
I	Less than or equal to $50,000,000	0%	1.75%
II	Greater than $50,000,000 but less than or equal to $75,000,000	0%	1.50%
III	Greater than $75,000,000 but less than or equal to $150,000,000	0%	1.25%
IV	Greater than $150,000,000	0%	1.00%

All other provisions of the definition of “Applicable Margin” remain in effect as written.

b.	The definition of “Eligible Accounts” is hereby amended by deleting clause (u) thereof in its entirety and substituting the following in its stead:

(u) Accounts owed by a Person, or group of affiliated Persons, which is obligated to the Loan Parties respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20.0%) of the aggregate unpaid balance of all Accounts owed to the Loan Parties at such time by all of the Loan Parties’ account debtors, but only to the extent of such excess; provided that, for purposes of this clause (u), all Accounts due from Federated Department Stores, Inc. (or any successor thereto) shall, subject to the other provisions of this definition, be included as Eligible Accounts notwithstanding the aggregate of such Accounts exceeds the foregoing limitation as long as the debt rating for Federated Department Stores, Inc. (or its successor) by S&P (or any successor thereto) is BBB- or better; provided further, if S&P no longer provides such rating, the debt rating for Federated Department Stores, Inc. (or any successor thereto) by Moody’s Investor Service, Inc. (or any successor thereto) is Baa3 or better;

c.	The following new definition is hereby added to Section 1.1 of the Credit Agreement in its appropriate alphabetical order:

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

3.	Amendments to Article 5. The provisions of Section 5.9(b) of the Credit Agreement are hereby amended by deleting the final sentence thereof and substituting the following in its stead:

Notwithstanding the foregoing, as long as no Event of Default exists and is continuing, the Agents shall not undertake any such appraisals or commercial finance examinations at the Loan Parties’ expense, as long as Excess Availability is at least $100,000,000. If Excess Availability is less than $100,000,000, the Agents may undertake up to one appraisal and two commercial finance examinations in any Fiscal Year at the Loan Parties’ expense. Furthermore, regardless of the then Excess Availability, the Agents may undertake appraisals and commercial finance examinations, at the Agents’ expense, as they in their discretion deem necessary or appropriate. If an Event of Default exists and is continuing, the Agents may, at any time, undertake appraisals and commercial finance examinations, at the Loan Parties’ expense, as they in their discretion deem necessary or appropriate.

4.	Amendments to Article 6. The provisions of Article 6 are amended as follows:

a.	The provisions of Section 6.1(h) are hereby amended by deleting subsection (h) in its entirety and substituting a new subsection (h) as set forth below:

(h) Unsecured Indebtedness of a Loan Party to one or more Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of $80,000,000;

b.	The provisions of Section 6.4(g) are hereby amended by deleting subsection (g) in its entirety and substituting a new subsection (g) as set forth below:

(g) Investments by a Loan Party in a Subsidiary which is not a Loan Party not in excess of $10,000,000 after the Closing Date;

c.	The provisions of Section 6.4 of the Credit Agreement are hereby amended by deleting subsection (j) in its entirety and substituting a new subsection (j) as set forth below:

(j) Additional Investments by the Loan Parties in Shoes.com (i) consisting of trade payables due a Loan Party from Shoes.com which are not current in an aggregate outstanding amount not to exceed $17,000,000 at any time and (ii) other Investments in Shoes.com, provided that at immediately before and after giving effect any such Investment described in this clause (ii), the Pro Forma Conditions are satisfied; and

5.	Amendments to Schedules.

a.	Schedule 3.16 to the Credit Agreement is hereby deleted in its entirety and as new Schedule 3.16 in the form annexed hereto substituted in its stead.

b.	Schedule 6.1 is hereby amended by deleting item 5 thereon.

6.	Conditions to Effectiveness.

a.
Paragraph 1 and Paragraphs 3 through and including 5 of this Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

i.
This Second Amendment shall have been duly executed and delivered by the Borrowers, Brown Canada, the Administrative Agent, the Collateral Agent and the Required Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

ii.
All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Second Amendment shall have been duly and effectively taken. The Administrative Agent shall have received from the Borrowers true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

iii.	The Borrowers shall have reimbursed the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

iv.	No Default or Event of Default shall have occurred and be continuing.

v.
The Borrowers shall have provided such additional instruments, documents, and opinions of counsel to the Administrative Agent as the Administrative Agent and their counsel may have reasonably requested.

b.	Paragraph 2 of this Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

i.
This Second Amendment shall have been duly executed and delivered by the Borrowers, Brown Canada, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

ii.	Each of the conditions set forth in clauses a(ii) through a(v) of this Paragraph 6 shall have been satisfied.

7.	Miscellaneous.

a.
Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrowers each hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.
This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

d.
This Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its principles relating to choice and conflicts of law), but including section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

“The Borrowers”

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BROWN SHOE INTERNATIONAL CORP.
BUSTER BROWN & CO.
BENNETT FOOTWEAR GROUP LLC
as to each of the foregoing

By_ /s/ Andrew M. Rosen_____
Name: Andrew M. Rosen
Title: Senior Vice President and
Chief Financial Officer

“Non-Borrower Loan Party”

BROWN SHOE COMPANY OF CANADA LTD

By _ /s/ Andrew M. Rosen_____
Name: Andrew M. Rosen
Title: Senior Vice President

BANK OF AMERICA, N.A., as
Administrative Agent, Collateral Agent,
Lead Issuing Bank and Lender

By:______/s/ James Ward_____________
Print Name: James Ward
Title: Managing Director

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Margaret C. Dierkes
Print Name: Margaret C. Dierkes
Title: Vice President

WELLS FARGO FOOTHILL, LLC

By: /s/ Donna Arenson
Print Name: Donna Arenson
Title: Assistant Vice President

GMAC COMMERCIAL FINANCE LLC

By /s/ Brian Hynds
Print Name: Brian Hynds
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/ Manuel Borges
Print Name: Manuel Borges
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By: /s/ Kathryn C. Ellero
Print Name: Kathryn C. Ellero
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Bruce J. Mettel
Print Name: Bruce J. Mettel
Title: Vice President

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By: /s/ Robert M. Kadlick
Print Name: Robert M. Kadlick
Title: Duly Authorized Signatory

AMSOUTH BANK

By: /s/ Cynthia Marinos
Print Name: Cynthia Marinos
Title: Attorney in Fact

SUN TRUST BANK

By: /s/ Lauren P. Carrigan
Print Name: Lauren P. Carrigan
Title: Vice President

WEBSTER BUSINESS CREDIT CORPORATION

By: /s/ Bradford Mitch
Print Name: Bradford Mitch
Title: Vice President

SIEMENS FINANCIAL SERVICES, INC.

By: /s/ Frank Amodio
Print Name: Frank Amodio
Title: Vice President -- Credit

FIRST BANK

By: /s/ Traci L. Dodson
Print Name: Traci L. Dodson
Title: Vice President

RZB FINANCE LLC

By: /s/ Christoph Hoedl
Print Name: Christoph Hoedl
Title: Group Vice President

By: /s/ John A. Valiska
Print Name: John A. Valiska
Title: First Vice President

THE GOVERNOR & COMPANY  OF THE BANK OF IRELAND

By: /s/ Sorka Kelly
Print Name: Sorka Kelly
Title: Authorized Signatory

By: /s/ Peter Cullivan
Print Name: Peter Cullivan
Title: Authorized Signatory

BROWN SHOE COMPANY, INC.

SCHEDULE 3.16 TO AMENDED AND RESTATED CREDIT AGREEMENT

AFFILIATE TRANSACTIONS

As of May 20, 2004, Shoes.com, Inc. had an intercompany balance of approximately $2.3 million owed to the Loan Parties. This balance will fluctuate over time and is not expected to exceed $17.0 million.